Exhibit 10.7

EXASCALE LABS HOLDINGS INC.   |   EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is entered into as of September 25, 2026 (the “Effective Date”), by and between Exascale Labs Holdings Inc., a Delaware corporation (the “Company”), and Jake Carney (the “Executive”).

The Company and the Executive are sometimes referred to individually as a “Party” and collectively as the “Parties.”

1.	Employment

1.1.	Position

The Company hereby employs the Executive as its Chief Financial Officer (“CFO”), and the Executive hereby accepts such employment, subject to the terms and conditions of this Agreement.

The Executive shall report to the Chief Executive Officer of the Company and shall have the duties, authority, and responsibilities customarily associated with the position of chief financial officer of a company of the Company’s size and stage, together with such additional duties and responsibilities as may reasonably be assigned by the Chief Executive Officer of the Company or the board of directors of the Company (the “Board”). The Executive acknowledges that, as CFO, the Executive shall serve as a senior executive officer of the Company and shall at all times act in a manner consistent with the fiduciary, statutory, contractual, and other duties applicable to the Executive as an officer of the Company.

If the Board designates the Executive as the Company’s principal financial officer or principal accounting officer, the Executive shall perform the duties of that role under the U.S. federal securities laws and the rules of The Nasdaq Stock Market, including signing the Company’s periodic reports and the certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, complying with Section 16 of the Securities Exchange Act of 1934 and the Company’s insider trading policy, and being subject to the Company’s clawback policy.

The Executive shall perform such duties faithfully, diligently, competently, and in the best interests of the Company and its subsidiaries and affiliates, as applicable. The Executive shall have no authority to bind the Company or any subsidiary or affiliate except as expressly authorized by the Board, the Chief Executive Officer, or pursuant to duly adopted policies, delegated authority, or other applicable corporate authorization.

The Executive acknowledges that the Company’s business, organizational structure, reporting relationships, products, services, financing arrangements, and strategic priorities may change from time to time, and that the Executive’s duties and reporting relationships may reasonably be modified by the Company in light of such changes.

1.2.	At-Will Employment

The Executive’s employment with the Company is at will. Either the Executive or the Company may terminate the employment relationship at any time, with or without cause, subject to the notice requirements in Section 4.1 of this Agreement and applicable law.

Nothing in this Agreement shall be construed to create employment for any specified term or to limit either Party’s right to terminate the Executive’s employment at any time, subject to the notice requirements in Section 4.1 of this Agreement.

Without limiting the foregoing, the Company may terminate the Executive’s employment upon one (1) month’s prior written notice, and may terminate the Executive’s authority to act on behalf of the Company or any subsidiary or affiliate immediately, at any time and for any reason.

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EXASCALE LABS HOLDINGS INC.   |   EMPLOYMENT AGREEMENT

The Executive acknowledges that no representation, promise, course of dealing, or statement by any officer, employee, director, stockholder, or other representative of the Company has created or shall create any employment relationship other than employment at will, except as expressly set forth in a written agreement signed by an authorized representative of the Company.

1.3.	Duties

The Executive shall devote substantially all of the Executive’s business time, attention, and efforts to the business and affairs of the Company and shall faithfully and diligently perform the duties of CFO and such other duties as may reasonably be assigned by the Chief Executive Officer of the Company or the Board.

The Executive’s positions, engagements, and business activities outside the Company as of the Effective Date are listed in Schedule A to this Agreement. On or before the Effective Date, and thereafter upon the Company’s request, the Executive shall provide the Company with a written statement of the expected time commitment of each item listed in Schedule A, together with such supporting information as the Company may reasonably request to confirm that the Executive is able to devote substantially all of the Executive’s business time to the Company. The Executive shall update Schedule A promptly upon any change.

The Executive shall comply with all lawful policies, procedures, and directives of the Company applicable to the Executive’s position.

The Executive shall not engage in any other employment, consulting arrangement, or business activity that materially interferes with the performance of the Executive’s duties to the Company or conflicts with the interests of the Company.

The Executive shall promptly disclose to the Company any actual or potential conflict of interest, including any financial interest, outside business relationship, or other circumstance that could reasonably be expected to interfere with the Executive’s duties or obligations to the Company.

The Executive shall comply with all applicable laws, rules, regulations, accounting standards, securities laws, tax laws, and Company policies applicable to the Executive’s position and shall promptly notify the Chief Executive Officer and the Board of any material actual or suspected violation thereof.

1.4.	Company Policies; Code of Ethics

The Executive shall comply with all policies, procedures, codes of ethics, information-security requirements, insider-trading policies, expense policies, accounting policies, document-retention policies, anti-bribery and anti-corruption policies, and other rules adopted or amended by the Company from time to time. To the extent of any conflict between this Agreement and a generally applicable Company policy, this Agreement shall control solely with respect to the subject matter expressly addressed herein.

2.	Compensation

2.1.	Base Salary

During the Executive’s employment, the Company shall pay the Executive a base salary at the rate of $6,000 per month (the “Base Salary”), payable monthly in U.S. dollars by wire transfer to a personal bank account designated by the Executive in writing, subject to Section 9 of this Agreement. The Company may cause a subsidiary or affiliate of the Company to make any payment under this Agreement on the Company’s behalf, and any such payment shall discharge the Company’s obligation to the extent of the amount paid.

The Company may increase the Executive’s Base Salary from time to time in its discretion.

The Base Salary may be reviewed periodically by the Company but shall not be deemed to constitute a guarantee of any particular compensation level for any period.

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EXASCALE LABS HOLDINGS INC.   |   EMPLOYMENT AGREEMENT

2.2.	No Additional Compensation

Except for the Base Salary expressly provided in Section 2.1 of this Agreement and reimbursement of properly documented business expenses pursuant to Section 3.2 of this Agreement, the Executive shall not be entitled to any bonus, commission, equity award, incentive compensation, severance, or other additional compensation from the Company unless separately approved by the Company in writing.

Nothing in this Agreement shall obligate the Company to provide the Executive with any bonus, equity award, incentive compensation, severance, or other additional compensation.

Any bonus, incentive compensation, equity award, commission, or other discretionary compensation, if granted, shall be subject to the terms and conditions established by the Company or the applicable plan or award agreement and, unless expressly provided otherwise in a written agreement signed by an authorized representative of the Company, shall not be earned until all applicable conditions to payment have been satisfied.

No discretionary compensation shall be deemed earned, vested, accrued, or payable merely because the Executive has been employed for any particular period or because the Company has paid discretionary compensation to the Executive in a prior period.

2.3.	No Guaranteed Severance

Except as expressly required by applicable law, the Executive shall not be entitled to severance or other termination compensation by reason of the termination of the Executive’s employment, regardless of whether the termination is initiated by the Company or the Executive.

3.	Benefits and Expenses

3.1.	Employee Benefits

The Executive will not participate in the employee benefit plans and programs maintained by the Company.

Nothing in this Agreement shall require the Company to establish or maintain any particular employee benefit plan or program or provide the Executive with any particular level of benefits.

3.2.	Business Expenses

The Company shall reimburse the Executive for reasonable and necessary business expenses actually incurred by the Executive in connection with the performance of the Executive’s duties, provided that such expenses are properly documented and submitted in accordance with the Company’s applicable expense reimbursement policies.

The Executive shall not incur any material expense or financial obligation on behalf of the Company except in accordance with applicable Company policies or with the prior authorization of the Chief Executive Officer or the Board.

4.	Termination

4.1.	Termination by Either Party

Either the Company or the Executive may terminate the Executive’s employment at any time, with or without cause, subject to applicable law. The Company shall give the Executive not less than one (1) month’s prior written notice of termination. The Executive shall give the Company not less than thirty (30) days’ prior written notice of resignation.

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EXASCALE LABS HOLDINGS INC.   |   EMPLOYMENT AGREEMENT

4.2.	Effect of Termination

Upon termination of the Executive’s employment for any reason, the Company shall pay the Executive all accrued and unpaid Base Salary through the effective date of termination and any other amounts required to be paid under applicable law.

Except as expressly required by applicable law, the Executive shall have no right to any additional compensation or benefits following termination of employment.

Any unpaid expense reimbursement shall be paid in accordance with the Company’s applicable expense-reimbursement policies and applicable law.

Upon termination of employment for any reason, the Executive shall immediately cease to represent himself as an employee, officer, agent, representative, or authorized signatory of the Company or any subsidiary or affiliate of the Company, except as otherwise expressly authorized in writing by the Company.

For a period of thirty (30) days following termination of employment for any reason, the Executive shall, at the Company’s request, cooperate reasonably with the Company in the transition of the Executive’s duties, including any pending financial reporting, audit, or regulatory matter relating to the period of the Executive’s employment. The Company shall reimburse the Executive’s reasonable documented out-of-pocket expenses incurred in providing such cooperation.

5.	Confidentiality

As a condition to, or contemporaneously with, the Executive’s employment, the Executive shall execute and deliver to the Company a separate confidentiality agreement (the “Confidentiality Agreement”).

The Confidentiality Agreement is incorporated herein by reference solely for purposes of establishing the Executive’s continuing obligations concerning confidential information, proprietary information, and trade-secret information and related matters.

If any provision of the Confidentiality Agreement is determined to be unenforceable, the Executive shall nevertheless remain obligated to protect and refrain from using or disclosing the Company’s confidential, proprietary, and trade-secret information to the fullest extent permitted by applicable law.

The Executive acknowledges that, by virtue of the Executive’s position as CFO, the Executive will receive and have access to highly sensitive information concerning the Company’s financial condition, forecasts, capitalization, financing activities, investors, customers, suppliers, strategic plans, technology, intellectual property, personnel, compensation, business relationships, and other confidential matters.

The Executive agrees that unauthorized use or disclosure of such information could cause irreparable harm to the Company for which monetary damages may be inadequate.

Nothing in this Agreement or the Confidentiality Agreement prohibits or restricts the Executive from (i) reporting a possible violation of law or regulation to any governmental agency or entity, including the Securities and Exchange Commission, Department of Justice, Equal Employment Opportunity Commission, National Labor Relations Board, or any other federal, state, or local governmental authority, (ii) making any disclosure protected by applicable whistleblower law, or (iii) participating in any governmental investigation or proceeding.

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EXASCALE LABS HOLDINGS INC.   |   EMPLOYMENT AGREEMENT

6.	Representations and Warranties

The Executive represents and warrants that:

(i)	the Executive’s execution and performance of this Agreement does not and will not violate any agreement or obligation binding upon the Executive;

(ii)	the Executive is not subject to any agreement that would prohibit or materially restrict the Executive from performing the duties contemplated by this Agreement;

(iii)	the Executive will not use or disclose any confidential or proprietary information belonging to any former employer or any other third party in connection with the Executive’s employment with the Company;

(iv)	the Executive has provided the Company with complete and accurate information concerning any contractual, fiduciary, confidentiality, restrictive-covenant, intellectual-property, or other obligation that could reasonably affect the Executive’s ability to perform the Executive’s duties, and Schedule A to this Agreement is a complete and accurate list of the Executive’s positions, engagements, and business activities outside the Company as of the Effective Date;

(v)	the Executive has not been debarred, suspended, excluded, or otherwise prohibited from serving as an officer, director, accountant, financial professional, or fiduciary by any governmental or regulatory authority, to the extent applicable to the Executive; and

(vi)	the Executive will promptly notify the Company if any representation in this Section 6 of this Agreement becomes inaccurate or incomplete during employment.

7.	Company Property; Information Security

7.1.	All Company Property

All documents, records, files, correspondence, memoranda, reports, financial information, forecasts, analyses, customer information, investor information, devices, equipment, keys, access credentials, software, storage media, databases, and other materials provided to or created by the Executive in connection with employment, whether in physical or electronic form (collectively, “Company Property”), shall remain the exclusive property of the Company.

7.2.	Return of Property

Upon the Company’s request and in all events immediately upon termination of employment, the Executive shall return or permanently delete all Company Property in the Executive’s possession, custody, or control, except to the extent retention is required by law. At the Company’s request, the Executive shall certify in writing compliance with this Section 7.2 of this Agreement.

7.3.	Electronic Accounts

The Executive shall not transfer Company information to personal email accounts, personal cloud-storage accounts, unauthorized devices, or other systems not approved by the Company. The Executive acknowledges that Company systems and accounts may be monitored, accessed, preserved, and reviewed by the Company to the extent permitted by applicable law and Company policy.

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EXASCALE LABS HOLDINGS INC.   |   EMPLOYMENT AGREEMENT

8.	Indemnification

The Company shall provide the Executive with indemnification to the fullest extent permitted by applicable law and the Company’s certificate of incorporation, bylaws, and any applicable indemnification agreement between the Company and the Executive.

Nothing in this Agreement limits any rights the Executive may have to indemnification or advancement of expenses under applicable law, the Company’s organizational documents, or a separate indemnification agreement.

9.	Taxes

The Executive is not a U.S. person for U.S. federal income tax purposes. The Company shall not withhold U.S. federal, state, or local taxes from the compensation payable under this Agreement except to the extent required by applicable law. The Executive shall deliver to the Company a properly completed IRS Form W-8BEN before the first payment under this Agreement and shall update it as required.

The Executive shall be solely responsible for all income taxes, social security or similar contributions, and other charges imposed on the Executive under the laws of the Executive’s country of residence or any other jurisdiction in respect of the compensation paid under this Agreement, except for taxes that the Company is legally required to pay.

10.	Notices

All notices under this Agreement shall be in writing and shall be delivered personally, by nationally recognized overnight courier, or by email followed by confirmation of receipt, to the addresses designated by the Parties.

If to the Company:

Exascale Labs Holdings Inc.
820 Gessner Road, Suite 332
Houston, Texas 77024
Attn: Chief Executive Officer/Board of Directors

If to the Executive:

Jake Carney
[         ]
Email: [         ]

Either Party may change its address for notices by written notice to the other Party.

11.	Assignment

The Company may assign this Agreement to any successor to substantially all of its business or assets, provided that such successor assumes the Company’s obligations under this Agreement.

The Executive may not assign this Agreement or any rights or obligations under this Agreement without the Company’s prior written consent.

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EXASCALE LABS HOLDINGS INC.   |   EMPLOYMENT AGREEMENT

12.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict-of-law principles.

The Parties consent to the jurisdiction of the state and federal courts located in Harris County, Texas, and the federal courts having jurisdiction over Harris County, Texas, for disputes arising out of or relating to this Agreement, subject to applicable jurisdictional requirements.

13.	Entire Agreement

This Agreement, together with the Confidentiality Agreement and any separate indemnification agreement between the Company and the Executive, constitutes the entire agreement between the Parties concerning the Executive’s employment and supersedes all prior oral or written agreements, understandings, and representations concerning such subject matter.

The Executive acknowledges that, except as expressly set forth herein, the Executive has not relied upon any promise, representation, or assurance concerning compensation, duties, employment duration, promotion, equity, severance, benefits, or other terms of employment.

In the event of a conflict between this Agreement and the Confidentiality Agreement, the provision imposing the greater protection on the Company’s confidential information and proprietary rights shall control to the maximum extent permitted by law, except to the extent the documents expressly provide otherwise.

14.	Amendments and Waiver

No amendment, modification, or waiver of this Agreement shall be effective unless in writing and signed by the Executive and an authorized representative of the Company.

No waiver of any breach shall constitute a waiver of any subsequent breach.

15.	Severability

If any provision of this Agreement is determined to be invalid or unenforceable, the remaining provisions shall remain in full force and effect, and the invalid or unenforceable provision shall be modified to the minimum extent necessary to make it enforceable.

16.	Mutual Drafting; No Construction Against Drafter

The Parties acknowledge and agree that this Agreement has been negotiated by the Parties and their respective counsels, is the product of mutual drafting and negotiation, and shall not be construed for or against either Party by reason of the fact that such Party or its counsel drafted or prepared any particular provision of this Agreement.

Each Party acknowledges that it has had the opportunity to review, negotiate, and propose revisions to this Agreement and to consult with independent legal counsel.

17.	Headings

The headings and captions contained in this Agreement are for convenience only and shall not affect the interpretation or meaning of any provision of this Agreement.

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EXASCALE LABS HOLDINGS INC.   |   EMPLOYMENT AGREEMENT

18.	Counterparts; Electronic Signatures

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together constitute one instrument.

Electronic signatures and electronically transmitted copies shall have the same force and effect as original signatures.

[Signature Page Follows]

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EXASCALE LABS HOLDINGS INC.   |   EMPLOYMENT AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the respective dates set forth below.

EXASCALE LABS HOLDINGS INC.

By:	/s/ Hoansoo Lee
Name:	Hoansoo Lee
Title:	Chief Executive Officer
Date:	September 25, 2026

EXECUTIVE

By:	/s/ Jake Carney
Name:	Jake Carney
Date:	September 25, 2026

[Signature Page to Employment Agreement between Exascale Labs Holdings Inc. and Jake Carney]

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